Exhibit 99.3

FR X OHMSTEDE ACQUISITIONS CO.
AND SUBSIDIARIES

HNT HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
As of June 30, 2007 (Post-Acquisition)
And for the Pre-Acquisition Period
January 1, 2006 through June 30, 2006, and
the Post-Acquisition Period
January 1, 2007 through June 30, 2007

FR X Ohmstede Acquisitions Co. and Subsidiaries
Condensed Consolidated Balance Sheet
(in thousands) (unaudited)

June 30,
ASSETS	2007
Current assets:
Cash and cash equivalents	$8,757
Trade receivables, net	38,458
Inventories, net	28,558
Prepaid expenses, deposits and other current assets	2,972
Total current assets	78,745

Property and equipment, net	24,433
Goodwill	65,844
Identifiable intangible assets, net	104,012
Other assets	44

Total assets	$273,078

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Current portion of long-term debt	$12
Bank overdraft payable	2,449
Accounts payable	6,293
Accrued expenses and other current liabilities	19,525
Accrued compensation and benefits	2,481
Federal income taxes payable	6,565
Total current liabilities	37,325

Non-current liabilities:
Long-term debt, net of current portion	240,013
Deferred tax liabilities	28,817
Total non-current liabilities	268,830

Total liabilities	306,155

Stockholders' deficit:
Common stock	-
Additional paid-in-capital	43,028
Accumulated other comprehensive income	44
Accumulated deficit	(76,149)
Total stockholders' deficit	(33,077)

Total liabilities and stockholders' deficit	$273,078

FR X Ohmstede Acquisitions Co. and Subsidiaries
HNT Holdings Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands) (unaudited)

	(Post-Acquisition)	(Pre-Acquisition)

	January 1, 2007	January 1, 2006
	through	through
	June 30, 2007	June 30, 2006
Revenues	$129,024	$104,655
Cost of goods sold	90,100	76,438
Gross profit	38,924	28,217
Selling, general and administrative expenses	10,663	8,716
Amortization of intangibles	3,374	-
Operating profit	24,887	19,501
Interest expense, net	(10,627)	(363)
Other income (expense), net	30	(360)
Income before income tax provision	14,290	18,778
Income tax provision	5,574	7,177
Net income	$8,716	$11,601

FR X Ohmstede Acquisitions Co. and Subsidiaries
HNT Holdings Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands) (unaudited)

	(Post-Acquisition)	(Pre-Acquisition)

	Six months ended	Six months ended
	June 30, 2007	June 30, 2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$8,716	$11,601
Bad debt expense	48	-
Depreciation and amortization	5,355	1,026
Deferred tax expense	1,100	26
Service units expense	15	-
Other	-	(6)
Changes in operating assets and liabilities,
net of effects of business acquisition	(8,051)	(1,272)
NET CASH PROVIDED BY OPERATING ACTIVITIES	7,183	11,375

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(3,082)	(1,555)
NET CASH USED IN INVESTING ACTIVITIES	(3,082)	(1,555)

CASH FLOWS FROM FINANCING ACTIVITIES
Loan costs	(1,218)	-
Net payments on line of credit and bank
drafts payables	(712)	(5,440)
Proceeds from long-term debt	85,000	-
Payments of long-term debt	(4,030)	(4,551)
Distributions to members	(86,140)	-
NET CASH USED IN FINANCING ACTIVITIES	(7,100)	(9,991)

NET DECREASE IN CASH AND CASH
EQUIVALENTS	(2,999)	(171)
CASH AND CASH EQUIVALENTS - beginning of period	11,756	1,582
CASH AND CASH EQUIVALENTS - end of period	$8,757	$1,411

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION
Cash paid for interest	$9,791	$363
Cash paid for taxes	$1,012	$2,315
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES
Fair value of derivative instruments	$(435)	$-

FR X Ohmstede Acquisitions Co. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

Note A Basis of Presentation

FR X Ohmstede Acquisitions Co. and Subsidiaries (“Ohmstede”), a wholly-owned subsidiary of FR X Ohmstede Holdings LLC (“Ohmstede Holdings”), conducts its operations predominantly in the Gulf Coast Region of the United States and is the leading provider of aftermarket maintenance and repair services, replacement parts and fabrication services for highly engineered shell and tube heat exchangers for the refinery and petrochemical industries. Ohmstede Holdings was formed on June 2, 2006 as a holding company. Ohmstede was incorporated on June 2, 2006 for the primary purpose of the acquisition of all of the outstanding stock of HNT Holdings Inc. (“HNT”) as of August 9, 2006 by First Reserve Fund X, L.P. (the “First Reserve Acquisition”). (HNT owns the entities conducting the business operations of Ohmstede). Following the First Reserve Acquisition, because of the change in ownership, Ohmstede established a new basis of accounting effective August 10, 2006. The accompanying condensed consolidated financial statements refer to the period from August 10, 2006 to December 31, 2006 as the “Post-Acquisition Period”. Since the assets and liabilities are presented on a new basis effective August 10, 2006, the financial information for such Post-Acquisition Period is not comparable to financial information presented for the period from January 1, 2006 to August 9, 2006, which is the period prior to the First Reserve Acquisition and referred to in the accompanying condensed consolidated financial statements as the “Pre-Acquisition Period”.

The accompanying condensed consolidated financial statements have been prepared without audit. Consequently, certain information and note disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted. Readers of this report should refer to the consolidated financial statements and the notes thereto included in the audited financial statements of Ohmstede.

In the opinion of Ohmstede, the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting only of a normal recurring nature) necessary to present fairly the financial position of Ohmstede and the results of its operations. The results of operations for the six month periods ended June 30, 2007 and 2006 are not necessarily indicative of the results to be expected for the year ending December 31, 2007 and 2006, respectively.

Note B Inventories

Inventories consist of the following amounts (in thousands):

June 30,
2007
Raw materials	$3,688
Work in process	25,171
Reserve for obsolescence	(301)
$28,558

Note C Long-Term Debt

Long-term debt consisted of the following amounts (in thousands):

June 30,
2007
Syndicated credit agreement
First lien	$170,000
Second lien	70,000
Revolving credit line	-
Other	25
240,025
Less: current maturities	12
$240,013

FR X Ohmstede Acquisitions Co. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

Note C Long-Term Debt – (continued)

In conjunction with the purchase of HNT, Ohmstede entered into a credit facility with a syndicate of lenders providing a $115.0 million Term Loan Agreement (“Term Loan”), a Second Lien Credit Agreement of $50.0 million, and a Revolving Facility Commitment and Letter of Credit of $30.0 million (the “Credit Facility”). The Term Loan matures in August 2013 and requires quarterly payments of $288,000 plus interest of LIBOR plus 2.5%. The Second Lien Credit Agreement matures in August 2014 and requires quarterly interest payments of LIBOR plus 7%. The Revolving Facility Commitment and Letter of Credit mature in August 2011. Under the terms of the Credit Facility, the collateral consists of all capital stock and substantially all tangible and intangible assets of Ohmstede. The Credit Facility also included certain financial restrictive covenants. On March 12, 2007, in connection with a dividend payment of $86.1 million to the existing shareholders of Ohmstede, Ohmstede amended the Credit Facility. Under the terms of the amendment to the First Lien Credit Agreement, borrowings increased by $65.0 million and the maximum rate of interest was reduced from LIBOR plus 3% to LIBOR plus 2.5% . Under the terms of the amendment of the Second Lien Credit Agreement, borrowings increased by $20.0 million. All other terms of the First and Second Lien Credit Agreements remained unchanged. As of June 30, 2007, Ohmstede was in compliance with all covenants. As of June 30, 2007, borrowings under the Credit Facility totaled approximately $240.0 million at interest rates of 7.875% for the First Lien and 12.375% for the Second Lien. For the period August 10, 2006 through June 30, 2007, Ohmstede made prepayments to the Term Loan and, as a result, is not required to make quarterly principal payments until 2012.

Under the Credit Facility, Ohmstede entered into two interest rate swap agreements in the total amount of approximately $86.0 million effective November 9, 2006. The swap agreements will terminate on November 9, 2009 and 2011, each agreement has a fixed rate quarterly payment date on each of February 9, May 9, August 9, and November 9 and end on the termination date. On August 24, 2006, the swap agreements were designated as cash flow hedges on the exposure of the variability of future cash flows subject to the variable quarterly interest rates on approximately $86.0 million of the term loan portion of the Credit Facility. As of June 30, 2007, the fair market value of the interest rate swap agreements in effect was an asset of $44,000. The swap agreements have an average fixed rate of 5.47% and 5.58% .

Ohmstede has purchased equipment under installment contracts with financing companies bearing interest at various rates ranging from 0% to 14% payable in 36 to 48 equal monthly installments. As of June 30, 2007, $25,000 is payable under such installment notes, with $12,000 classified as current and $13,000 classified as non-current. The notes are collateralized by the equipment purchased and have varying maturities through 2009.

Note D Stockholders’ Equity

At June 30, 2007, Ohmstede had 100,000 authorized shares of $0.001 par value; 1,000 shares were issued and outstanding. On March 12, 2007, Ohmstede made a dividend payment of $86.1 million to its existing shareholders, which resulted in an accumulated deficit in retained earnings.

Note E Related Party Transactions

Ohmstede paid a management fee to an affiliate for various management services provided prior to the acquisition of Ohmstede on August 9, 2006. Ohmstede incurred approximately $125,000 of management fees with the affiliate for the six month period ended June 30, 2006.

FR X Ohmstede Acquisitions Co. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

Note F Comprehensive Income

The following is a reconciliation of comprehensive income (in thousands):

	Six months ended	Six months ended
	June 30, 2007	June 30, 2006
Net income	$8,716	$12,887
Change in fair value of interest rate swap	435	-
Total comprehensive income	$9,151	$12,887

Note G New Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, “Accounting for Uncertainty of Income Taxes”, an interpretation of FASB Statement No. 109, “Accounting for Income Taxes” (“FIN 48”), which clarifies the accounting for uncertain income taxes recognized in an enterprise’s financial statements. FIN 48 establishes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006; however, the FASB has agreed to defer the effective date for non-public entities. Ohmstede is currently evaluating the impact the adoption of this interpretation will have on its future financial statements.

In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements” (“Statement 157”). This standard provides guidance for using fair value to measure assets and liabilities. Statement 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, but does not expand the use of fair value in any new circumstances. Prior to Statement 157, the methods for measuring fair value were diverse and inconsistent, especially for items that are not actively traded. The standard clarifies that for items that are not actively traded, such as certain kinds of derivatives, fair value should reflect the price in a transaction with a market participant, including an adjustment for risk, not just the company’s mark-to-model value. Statement 157 also requires expanded disclosure of the effect on earnings for items measured using unobservable data. Statement 157 is effective for fiscal years beginning after November 15, 2007. Ohmstede is currently evaluating the impact of this statement on its financial statements and expects to adopt Statement 157 on January 1, 2008.

In February 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115” (“Statement 159”). Statement 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Statement 159 is effective for our financial statements beginning with the first quarter of 2008. Ohmstede has not determined the effect, if any, that the adoption of Statement 159 will have on its financial position and results of operations.

Note H Subsequent Events

On September 19, 2007, EMCOR Group, Inc. acquired all of the issued and outstanding shares of capital stock of Ohmstede and its subsidiaries for a purchase price of approximately $455.4 million, net of cash acquired of approximately $1.5 million. The sale proceeds were used to extinguish the Credit Facility and interest rate swaps, including accrued interest, through the date of sale. Concurrent with the change in control of Ohmstede, the two classes of profit units held by Ohmstede Holdings (service units and exit units) vested fully and the proceeds from the sale were used by Ohmstede to satisfy the required settlement of the profit units.